Symetra Life Insurance Company [Home Office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 Mail to New Business: PO Box 35020 | Seattle, WA 98124-3420 Fax: 1-877-435-5500]

INDIVIDUAL LIFE INSURANCE APPLICATION
PART 1

1.PROPOSED INSURED INFORMATION
(a) First name		(b) Middle initial	(c) Last name
(d) Residence address (may not be a P.O. Box) City State
(e) Mailing address (may be a P.O. Box			(f) Cell phone number	(g) Home phone numbe
(h) Email address
(i) Date of birth	(j) State of birth	(k) Gender Male Female		(l) Marital status
(m) Height	(n) Weigh	(o) US Social Security #/ US Tax I	(p) Driver’s License	(q) Driver’s License state of issue
(r) US Citizen Yes
If not a citizen: Are you a Permanent Resident? Yes
If No, Provide:
a.Country of Citizenship ______________________________________________________________________
b.Type of US Visa ___________________________________________________________________________
c.Expiration Date ____________________________________________________________________________

(s) Occupation and duties
(t) Employer name & employer address
(u) Earned annual income		(v) Unearned annual income		(w) Net worth

1.PRODUCT & RIDER SELECTION
(a) Amount of Coverage
(b) Universal Life Insurance: [(please make selection below)
Product Selection	Life Insurance Qualification Test (choose one)	Death Benefit Election (choose one)	Optional Riders
[Symetra Accumulator Ascent IUL]	[Cash Value Accumulation Test (CVAT) Guideline Premium Test (GPT)]	[ A: Face Amount B: Face Amount + Accumulation Fund C: Face Amount + Return of Premium]
[ Charitable Giving
Chronic Care Advantage (choose % below)
Acceleration Percentage: 100% 50
Payout Percentage: 2% 4
Supplemental Protection
Surrender Value Enhancement
Cancer Care Compass $50,000* $100,000* $200,000* *Not to exceed 20% of the base policy specified amount (not available in all states)

[Symetra Protector IUL w/Lapse Protection]	[Cash Value Accumulation Test (CVAT) Guideline Premium Test (GPT)]	[ A: Face Amount B: Face Amount + Accumulation Fund C: Face Amount + Return of Premium]
[Charitable Giving
Chronic Care Advantage (choose % below)
Acceleration Percentage: 100% 50
Payout Percentage: 2% 4
Surrender Value Enhancement
Cancer Care Compass $50,000* $100,000* $200,000* *Not to exceed 20% of the base policy specified amount (not available in all states)

[Symetra Accumulator VUL]	[Cash Value Accumulation Test (CVAT) Guideline Premium Test (GPT)]
[A: Specified Amount
B: Specified Amount + Policy Value
C: Specified Amount + Sum of Net Premium Payments Less Any Withdrawals and Applicable Charges.
Please see your prospectus for additional details and limitations]
[Charitable Giving Chronic Illness Plus Supplemental Protection Surrender Value Enhancement Waiver of Monthly Deductions ]
[Symetra CAUL]	[ Cash Value Accumulation Test (CVAT) Guideline Premium Test (GPT)]	[ A: Face Amount B: Face Amount + Accumulation Fund C: Face Amount + Return of Premium]	[ Accidental Death Benefit $__________
Charitable Giving
Chronic Illness Plus
Insured Children’s Benefit (please complete the Part III ICB app)
Term Rider on Others (please complete Part I for each rider insured)]
(c) Term Life Insurance: [(please make selection below)
Product Section	Term Duration		Optional Riders
[Symetra Term]	[10 Years 15 Years 20 Years 30 Years ]	[Accidental Death Benefit $____________________________ Insured Children’s Benefit (please complete the Part III ICB app)	Term Rider on Others (please complete Part I for each rider insured) Waiver of Premium]

1.PRODUCT & RIDER SELECTION (continued
[(d) Other:
[(e) If you elected the Charitable Giving Rider please complete this section
Name of Charitable Giving Beneficiary:____________________________________________________________________
Address:_____________________________________________________ 501(c) Tax ID Number:____________________

Who will provide confirmation to the charitable organization? (choose one)
I will notify the charity of my intent Permit the Company to notify the charity of my intention upon my death
1.PROPOSED OWNER INFORMATION

(a) Relationship of Proposed Owner to Proposed Insured
Proposed Insured
Trust [(Provide details in the section below and complete the Trustee Certification form)]
Other [(Provide details in the section below and complete the Entity Certification, if appropriate)]

(b) First name	(c) Middle initial	(d) Last name
(e) Residence address (may not be a P.O. Box) City State
(f) Mailing address (if different
(g) Cell phone number	(h) Home phone number	(i) Email address
(j) Date of birth	(k) US Social Security/US Tax I.D	(l) Relationship to Insure
(m) US Citizen Yes
If not a citizen: Are you a Permanent Resident? Yes
If No, Provide:
a.Country of Citizenship ______________________________________________________________________
b.Type of US Visa ___________________________________________________________________________
c.Expiration Date ____________________________________________________________________________

(n) Would you like to designate a Secondary Addressee to receive notice of lapse or termination of the policy for nonpayment of premium? Yes [(provide details below)]

Name: _________________________________ Address: _______________________________________________

If you do not wish to add a secondary addressee now, you may give us a written notice of a secondary addressee anytime while the policy is in force.

4. PROPOSED OWNER(S) REPLACEMENT Yes
(a) Does the Proposed Owner(s) have existing life insurance policies or annuity contracts with this or any other company on the life of Proposed Insured?
(b) Is the policy applied for expected to replace or change any existing life insurance policy or annuity, or is any part of the premium to be paid by policy loan or cash value from insurance presently in force? (If yes, complete state required replacement form

1.BENEFICIARY INFORMATION
[The percentage for each type of beneficiary must total 100% and represent whole percentages. Do not indicate multiple beneficiaries as a group – e.g., "All Children of Proposed Insured."
P = Primary C = Contingent	Name [(first, middle initial, last) or Organization Name, Residence Address and Telephone Number]	Date of Birth/Trust	SSN, TIN or 501(c) Tax ID Number	Relationship to Proposed Insured	%
P
P C
P C

P C
P C
P C
6. PROPOSED INSURED IN FORCE COVERAGE
(a) Does Proposed Insured have any other existing life insurance policies in force or applied for with this or any other company? If yes, please list below					Yes	No
Company Name	Policy Type	Product Type	Face Amount	Issue Date (Month/Year)	Status	Replacement or 1035 Exchange
	[Personal Business]	[UL VUL Term Group]			[In Force Applied For]	[Replacement 1035 exchange]

[Personal Business]	[UL VUL Term Group]	[In Force Applied For]	[Replacement 1035 exchange]
[Personal Business]	[UL VUL Term Group]	[In Force Applied For]	[Replacement 1035 exchange]
(b) Total amount of applied for coverage to be placed with all companies including Symetra Life Insurance Company
$________________________________________________________________________________________________

7. PROPOSED INSURED PERSONAL HISTORY [(For any “Yes” answers, please provide details in Remarks Section 9)]
(a) Has Proposed Insured: Yes
a.Had any Life or Disability Insurance application declined or rated?
a.Had any driver’s license suspended or revoked, plead guilty to or been convicted of driving while impaired, intoxicated or under the influence of any drug; or plead guilty to or been convicted of two or more moving violations within the past three years?

a.Ever plead guilty to, or been convicted of, a felony or misdemeanor; or is any such charge pending?
a.Declared personal or business bankruptcy in the past five years or does Proposed Insured anticipate declaring bankruptcy within the next two years?
(b) Does Proposed Insured have any plans to travel or live outside of the U.S. or Canada within the next 12 months? [(If “yes”, please complete the Residency and Travel questionnaire.)]

(c) Within the past two years, has Proposed Insured engaged in, or is he or she currently engaging in, aviation activities as a pilot or crew, scuba diving, parachuting, hang gliding, mountain/rock/ice climbing or racing of any motorized vehicles? [(If “Yes”, also complete Aviation/Avocation questionnaire.)
(d) Has Proposed Insured ever used any form of tobacco or nicotine-based products? If yes, mark all that apply and complete the details below:
Type	Frequency	MO/YR Last Used	Type	Frequency	MO/YR Last Used
Cigarettes/E-Cigarettes			Nicotine Patches
Cigars			Nicotine Gum
Pipes			Snuff
Chewing Tobacco			Other (list):

8. PAYMENT METHOD AND FREQUENCY
(a) Payment Method: [ Automatic EFT* Chec Payment With Application: [$__________________ (only if qualified for Temporary Insurance – Refer to Section 11)] Subsequent Premiums: $_____________________
(b) Payment Frequency: [ Monthly (EFT only) Quarterly Semiannually Annua
Complete for payments to be taken by EFT [(either complete the section below OR the Symetra EFT Form:
(c) Draft the following Premiums: [Initial and Subsequent Premiums Subsequent Premiums On
(d) Account Details: [Name On Account:_______________________________________________________________
Type of Account: Checking Savings
Bank Name:________________________ Routing #:__________________ Account #:_______________________ ]

(e) [If the Premium Payor is someone other than Proposed Insured or the Proposed Owner, complete information below:

First MI Last M Female	US Social Security/US Tax I.D.	Date of birth
Residence address (may not be a P.O. Box) City State
Mailing address (may be a P.O. Box)
Signature of Premium Payor [(for Corporate signers, you must be authorized to sign on behalf of the Corporation)]
[* By electing EFT you are authorizing Symetra Life Insurance Company to automatically deduct the premium from the listed checking or savings account by electronic funds transfer (EFT). The required premium amount may differ from the amount indicated above due to any changes that may occur prior to issue.]

9. REMARK
For any “Yes” answers or additional information, please provide details here:

10. ILLUSTRATION CERTIFICATION AND ACKNOWLEDGEMENT [(NOT APPLICABLE TO SYMETRA TERM LIFE INSURANCE)]

[If an illustration (defined as a presentation or depiction that includes non-guaranteed elements of a policy over a period of years), was presented during the sale process and matches the policy applied for, a copy of that illustration must be signed and submitted to Symetra Life Insurance Company with the application. Otherwise, please review the following section. ]

As Proposed Owner, I acknowledge that:
[An illustration was not presented to me or an illustration was presented to me, however, the policy applied for is different than as illustrated.]

[If the illustration or revised illustration was not received, I understand that an illustration matching the policy, as issued, will be provided for my signature no later than at the time the policy is delivered.

11. TEMPORARY LIFE INSURANCE AGREEMENT
Temporary Life Insurance Agreement (TIA) questions: For any Yes answers to questions (a) and (b) or if the face amount is greater than $1,000,000, do not collect premium. No TIA coverage will be in effect. Yes

(a) Within the past 90 days, has Proposed Insured been admitted to, or been advised by a member of the medical profession, to be admitted to a hospital?
(b) In the past two years, has Proposed Insured been treated for: heart disease, stroke, tumor, mass, cancer, alcohol, drugs, or Acquired Immunodeficiency Syndrome (AIDS) by a member of the medical p
[For all plans, [except Symetra SUL-G], if Proposed Insured is under age 75 and the face amount is $1,000,000 or less and the TIA questions above are answered NO, Proposed Insured will be covered for up to $250,000 under the TIA if a check is collected for the initial payment and included at application submission or if “payment of the initial premium by EFT” is selected. [For Symetra SUL-G plans, TIA is offered under the Additional Insured Application.]]

12. AGENT/PRODUCER SECTION [(To be completed by Agent/Producer)
AGENT CERTIFICATION Yes N
(a) Is the Proposed Owner(s): (i) Planning to fund this Policy using Premium Financing? [( Available to IUL only)
(b) Does the Proposed Owner(s) intend to assign or sell, or has the Proposed Owner(s) been involved in any discussion about the possible sale or assignment of, the life insurance policy for which the application is being made
(c) Has the Proposed Owner(s) ever sold a policy to a life settlement, viatical or other secondary market provider, or is the Proposed Owner(s) in process of selling a policy
AGENT REPLACEMENT

(a) Does the Proposed Owner(s) have any existing life insurance policies or annuity contracts with this or any other company
(b) To the best of your knowledge, is this insurance expected to replace or change any existing life insurance or annuity

13. AGENT ILLUSTRATION CERTIFICATION [(NOT APPLICABLE TO SYMETRA TERM LIFE INSURANCE)
[If an illustration (defined as a presentation or depiction that includes non-guaranteed elements of a policy over a period of years), was presented during the sale process and matches the policy applied for, a copy of that illustration must be signed and submitted to Symetra Life Insurance Company with the application. Otherwise, please review the following section. ]

[As agent I acknowledge that:
An illustration was not presented to the Proposed Owner or an illustration was presented to the Proposed Owner, however, the policy applied for is different than as illustrated.

Computer screen illustration certifications are not permitted on this application certification acknowledgment section. If a computer screen was used, and no illustration was printed, please visit Symetra.com to download the applicable certification acknowledgement form. This form must be submitted at time of application. If not received the application will be considered not in good order.

AUTHORIZATION TO RELEASE PERSONAL INFORMATION

I hereby authorize and request any medical care provider, pharmacy, pharmacy benefits manager, individual employer, insurance company, reinsuring company, medical examiners, government unit, consumer reporting agency, or other person or organization, and [Medical Information Bureau, LLC (MIB)], to disclose any and all medical information, non-medical information, employment information, and insurance information they hold concerning me, to the employees, agents, or attorneys of Symetra Life Insurance Company. This disclosure Authorization will permit employees, agents or reinsurers of Symetra Life Insurance Company to view, copy, be furnished copies, share, or be given details of all such information described above including, but not limited to, mental and physical condition, evaluation, diagnoses, treatment, prognoses, prescription records, and/or toxicology results; specifically to include drug or alcohol use, mental illness, psychiatric treatment or diagnosis, testing and/or treatment of HIV (AIDS virus) and/or other sexually-transmitted diseases. Symetra Life Insurance Company obtains medical information only in connection with specific products or claims. Symetra Life Insurance Company will not use or share personally identifiable medical information for any purpose other than the underwriting or administration of your policy, claim or account. I understand that the information obtained pursuant to this Authorization will be used for the purpose of verifying, evaluating, negotiating, and other pertinent legal uses, with respect to my application for insurance, or claim under a policy of insurance. This Authorization will expire at the end of the contestability period of any insurance policy issued in reliance on the records obtained through this Authorization or twenty-four (24) months after the date of signing this Authorization. The time limit may be increased or decreased to assure that the time limit complies with applicable law in the state where the policy is delivered or issued for delivery. The individual signing this Authorization has the right to revoke Authorization in writing, except to the extent that action has been taken in reliance on the Authorization, or during a contestability period. A written statement revoking this Authorization delivered to Symetra Life Insurance Company at its usual business address will revoke this Authorization. Any copy of this Authorization shall have the same authority as the original. I also understand that I or my representative have a right to receive a copy of this Authorization upon request.

I authorize Symetra Life Insurance Company, or its reinsurers, to make a brief report of my personal health information to [MIB].

[If the product applied for includes value added services:
I hereby authorize and request that Symetra Life Insurance Company provide my information, including email address to any third-party vendor providing value added services offered or applied for under this policy. We will only provide information required to identify you. You may revoke this Authorization at any time by delivering a written statement to Symetra Life Insurance Company at its usual business address. Any copy of this Authorization shall have the same authority as the original. I also understand that I or my representative have a right to receive a copy of this Authorization upon request.

AUTHORIZATION TO RELEASE PERSONAL INFORMATION (continued

I acknowledge this insurance policy was not a prerequisite to receiving credit, property or services from any bank and that the amount of insurance I am applying for may not meet my complete financial needs. I have received information both orally and in writing stating that this insurance product is not a deposit or other obligation of, or guaranteed by, any bank or an affiliate of a bank and that the insurance product is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other agency of the United States, or an affiliate of a bank.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

I (we) agree that all statements and answers recorded on this application are true and complete to the best of my/our knowledge and belief, and shall form a part of any policy issued. I have also read the Temporary Life Insurance Agreement. (Maximum Temporary Insurance Coverage is $250,000.)

[Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends.
Check this box if you have received a notification from the IRS that you are subject to backup withholding.
Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]

The section below must be completed in its entirety to ensure your application can be processed.

Signed this _____________________ , at __________________________ , State of ______________________________
Date (mm/dd/yyyy) City Sta

Signature of Proposed Insured	Signature of Proposed Owner* (if other than Proposed Insured)
Printed Name of Proposed insured	Printed Name of Proposed Owner* (if other than Proposed Insured)

Signature of Writing/Authorized Primary Insurance Producer	Primary Insurance Producer phone
Printed Name of Writing/Authorized Primary Insurance Producer	Primary Insurance Producer email
*If Proposed Owner is a corporation/partnership, a corporate officer/partner or a Trust or Trustee, other than Proposed Insured must sign including title. Also, please provide the entity certification.

TEMPORARY LIFE INSURANCE AGREEMENT

[For All plans [EXCEPT Symetra UL-G]. [The Temporary Life Insurance Agreement for Symetra UL-G plans is provided for in the Additional Insured Application.]]

AMOUNT OF COVERAGE: If the Temporary Life Insurance questions have been answered "no" and if money has been accepted as advance payment for life insurance and Proposed Insured dies while this temporary insurance is in effect, we will pay the beneficiary an amount equal to the lesser of:
(a) the amount of all death benefits applied for with this application, including any accidental death benefits, if applicable; o
(b) a maximum amount under all Temporary Life Insurance Agreements with Symetra Life of $250,000

COVERAGE BEGINS: Life insurance under this Agreement will begin on the date of this application, if the Temporary Life Insurance questions have been completed and answered "no" and money equal to the first full premium has been accepted as advance payment for life insurance.

COVERAGE ENDS: Life insurance under this Agreement will terminate on the earliest of:
(a) 90 days from the date of this Agreement; o
(b) the date that insurance takes effect under the policy applied for; o
(c) the date a policy, other than as applied for, is offered to the Proposed Owner; o
(d) the date the Company mails notice of termination of coverage and a return of the payment to the Proposed Owner

LIMITATIONS:
(a) This Agreement does not provide benefits for disability
(b) Fraud or material misrepresentation in the application or in the answers to the questions of this Agreement invalidate this Agreement and the Company's only liability is for refund of the payment made
(c) If Proposed Insured is less than 15 days old or more than 75 years old, the Company's liability under this Agreement is limited to a refund of the payment made
(d) If Proposed Insured commits suicide, the Company's liability under this Agreement is limited to a refund of the payment made
(e) If the check or draft submitted as payment is not honored by the bank, there is no coverage under this Agreement

No one is authorized to waive or modify the terms of this Agreement.